EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2003 (the “Report”) by LoJack Corporation (the “Company”), Ronald J. Rossi, as the Chief Executive Officer and Keith E. Farris, as Chief Financial Officer, of the Company, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 26, 2004

/s/ RONALD J. ROSSI

Ronald J. Rossi Chief Executive Officer

/s/ KEITH E. FARRIS

Keith E. Farris Vice President (Finance) and Chief Financial Officer